EXHIBIT 32.2
Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code
I, Ralph Izzo, Chief Executive Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the quarter ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

/s/ Ralph Izzo
Ralph Izzo
Public Service Electric and Gas Company
Chief Executive Officer
October 31, 2016